UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2023

MERSANA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38129	04-3562403
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

840 Memorial Drive Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 498-0020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	MRSN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 31, 2023, the Board of Directors (the “Board”) of Mersana Therapeutics, Inc. (the “Company”) adopted and approved the Company’s Second Amended and Restated Bylaws (as so amended and restated, the “Bylaws”). Among other things, the amendments effected by the Bylaws:

●	Revise and enhance, in light of the universal proxy rules adopted by the Securities and Exchange Commission, procedural mechanics and disclosure requirements in connection with stockholder nominations of directors and submission of proposals regarding other business at stockholder meetings by:

○	Requiring additional background information, disclosures and certain representations from proposing stockholders and beneficial owners and the respective affiliates and associates of, or others acting in concert with such stockholder and such beneficial owner (each, a “Stockholder Associated Person”);

○	Providing that if any stockholder, beneficial owner and/or Stockholder Associated Person that intends to solicit proxies in support of any nominees other than the Company’s nominees provides the notice and information required by Rule 14a-19(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), then such stockholder, beneficial owner and/or Stockholder Associated Person, upon request by the Company, must provide to the Company no later than five business days prior to the applicable meeting, reasonable evidence that it has met the requirements of soliciting the holders of shares of at least 67% of the voting power of shares entitled to vote on the election of directors and including a statement to that effect in the proxy statement or form of proxy; and

○	Providing that if any stockholder, beneficial owner and/or Stockholder Associated Person fails to comply with the requirements of Rule 14a-19 under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Company that such requirements have been met), then the Company will disregard the nomination of each of the director nominees proposed by such stockholder, beneficial owner and/or Stockholder Associated Person and any proxies or votes solicited for such nominees;

●	Limit the number of nominees that a stockholder may nominate to the number of directors to be elected at such meeting;

●	Eliminate the former requirement that the list of stockholders entitled to vote at stockholder meetings also be made available during the actual meeting;

●	Revise certain provisions relating to the manner in which a meeting of stockholders relying on remote communication may be adjourned due to a technical failure without having to provide additional notice;

●	Modify certain other additional procedures related to stockholder meetings to conform to the provisions of the Delaware General Corporation Law, as recently amended (the “DGCL”), including but not limited to provisions relating to delivery of notices of stockholder meetings, quorum and conduct of business at meetings; and

●	Add an emergency by-law provision to provide clarity and authority to directors and certain officers during an emergency situation that would otherwise prevent a quorum of the Board or a Board committee from being achieved.

The Bylaws also include various other updates, including clarifying, conforming, ministerial, and modernizing changes.

The foregoing description of the Bylaws is qualified in all respects by reference to the text of the Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Second Amended and Restated Bylaws of Mersana Therapeutics, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERSANA THERAPEUTICS, INC.

Date: March 31, 2023	By:	/s/ Alejandra Carvajal
Alejandra Carvajal
Senior Vice President, Chief Legal Officer